Exhibit 99.2

For Release June 15, 2006—1:30 p.m. PDT	Contact: Daniel G. Byrne
(509)458-3711
Lynnwood Financial Group, Inc. Shareholders Approve Merger
With Sterling Financial Corporation
     Seattle, Washington and Spokane, Washington — Lynnwood Financial Group, Inc. (“Lynnwood”), the parent company of Golf Savings Bank, and Sterling Financial Corporation (NASDAQ: STSA) (“Sterling”) today announced that Lynnwood’s shareholders had approved the proposed merger with Sterling at a special meeting of shareholders held Wednesday, June 14, 2006.
     Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of both companies, Lynnwood shareholders will receive an aggregate of 1.8 million shares of Sterling common stock and $15.75 million in cash.
     Sterling’s Chairman and Chief Executive Officer, Harold B. Gilkey, commented, “We are very pleased to welcome the employees, customers and investors of Lynnwood into the Sterling family. This merger is consistent with our growth plans as we continue to strengthen our leadership role in community banking in the Pacific Northwest.”
     The proposed merger is expected to close on July 5, 2006.
ABOUT STERLING FINANCIAL CORPORATION
Sterling Financial Corporation of Spokane, Washington is a bank holding company, the principal operating subsidiary of which is Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana. Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices throughout the western region. Sterling Savings Bank’s subsidiary, Harbor Financial Services, provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products, through regional representatives throughout Sterling Savings Bank’s branch network.
ABOUT LYNNWOOD FINANCIAL GROUP, INC.
Lynnwood Financial Group, the parent company of Golf Savings Bank, is a Washington-based thrift holding company with nearly 25 years of continued growth and profitability. Golf Savings Bank operates as a highly profitable asset generator primarily in the metropolitan Seattle and Tri-cities areas of Washington State. Currently, Golf Savings Bank is the fifth largest mortgage originator in the state of Washington and a premier residential real estate construction lender in the Puget Sound region. Lynnwood operates three primary business lines: banking, mortgage and escrow.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
Sterling has filed with the Securities and Exchange Commission a registration statement on Form S-4, and Lynnwood has mailed a proxy statement/prospectus to its security holders, containing information about the transaction. Sterling files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Sterling on its website at www.sterlingsavingsbank.com.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (i) the benefits of the merger between Sterling and Lynnwood, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling’s and Lynnwood’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and Lynnwood, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and Lynnwood may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of Lynnwood may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling’s and Lynnwood’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

Investor Contacts:	Sterling Financial Corporation
Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711

Marie Hirsch
AVP, Director of Investor Relations
509-354-8165

Lynnwood Contact: Lynnwood Financial Group, Inc.
Charles J. Ainslie
President, Chairman and Chief Executive Officer
(425)774-4999
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